Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Hance Myers
Vice President - Investor Relations
713-579-6291 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES 1,080% POST DIVESTMENT RESERVE REPLACEMENT RATIO

RESULTING IN 64% INCREASE IN COMPANY TOTAL PROVED RESERVES

Houston, Texas, February 5, 2008 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) today reported year-end 2007 proved reserves of 689.9 million barrels of oil equivalent (BOE). Adjusting for the $1.75 billion asset divestitures announced in December 2007, pro forma proved reserves are 577.1 million BOE. PXP’s fourth quarter sales volumes averaged approximately 85 thousand barrels of oil equivalent per day (BOEPD) and full year sales volumes averaged approximately 62 thousand BOEPD. A detailed breakdown of reserves and costs incurred for 2007 will be provided when we report full year results on February 27, 2008. The following table provides a proved reserve summary reconciliation.

(Million BOE)	2007
Year End 2006 Proved Reserves	351.7
Additions	31.3
Revisions	92.5
Acquisitions	237.4
Production	(23.0)

Year End 2007 Proved Reserves	689.9

Announced Asset Divestitures	112.8

Pro Forma 2007 Proved Reserves	577.1

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CORPORATE UPDATE

The Company is pleased to welcome Hance Myers to the PXP team as Vice President Investor Relations. Hance has served the last 2 years as a Managing Director responsible for institutional equity sales at Tudor Pickering Holt & Co. and served as an equity research analyst and a member of the institutional sales team at Howard Weil in New Orleans for the previous 9 years.

Scott Winters, previously Vice President Investor Relations, will become Vice President Corporate Communications. Scott has been instrumental in developing and implementing an investor communications program. Building on those accomplishments he will now direct his expertise toward executing an integrated corporate communications plan to raise awareness of the strategic business objectives of the Company in order to drive shareholder value.

FOURTH QUARTER AND FULL YEAR RESULTS CONFERENCE CALL

PXP plans to release fourth quarter and year end 2007 results on Wednesday, February 27, 2008 before the market opens and will host its quarterly conference call on that same day at 9:00 a.m. Central time. Investors wishing to participate in the conference call may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through Wednesday, March 12, 2008 and can be accessed by dialing 1-800-642-1687 or 1-706-645-9291. Conference call and replay ID: 32786010.

A live webcast, as well as slides for the presentation, will be available in the Investor Information section of PXP’s website, http://www.pxp.com during the webcast. The presentation will also be available on the Company’s website for 60 days after the live event.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: California, Rockies, Permian Basin, Texas Panhandle, South Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	completion of the proposed transactions,
*	reserve and production estimates,
*	oil and gas prices,
*	the impact of derivative positions,
*	production expense estimates,
*	cash flow estimates,

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*	future financial performance,
*	planned capital expenditures, and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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